Exhibit 10.35

FIFTH AMENDMENT AND CONSENT AGREEMENT

THIS FIFTH AMENDMENT AND CONSENT AGREEMENT (this “Agreement”) is made as of December 7, 2010, by and among GPF Acquisition, LLC, Walker & Dunlop Multifamily, Inc., Walker & Dunlop GP, LLC, Green Park Financial Limited Partnership, W&D, Inc. (formerly known as Walker & Dunlop, Inc.), Walker & Dunlop, LLC (each of the foregoing parties, collectively, the “Obligor Group”), Walker & Dunlop, Inc. (the “Company”), Bank of America, N.A., as Administrative Agent and Collateral Agent (the “Administrative Agent”), and the lenders party hereto (the “Lenders”).  Capitalized terms used herein without definition have the meanings specified therefor in that certain Amended and Restated Credit Agreement dated as of January 30, 2009, by and among each member of the Obligor Group other than the Company, the Administrative Agent, and the Lenders, as amended (the “Credit Agreement”).

R E C I T A L S

A.                                   The Obligor Group has informed the Administrative Agent and the Lenders that the Company desires to consolidate the ownership of WDLLC through a series of transactions (collectively, the “Formation Transactions”) whereby the Company will acquire (i) a 35% membership interest in WDLLC (the “Column Interest”) from Column Guaranteed LLC (“Column”) pursuant to that certain Contribution Agreement, dated as of October 29, 2010, by and between the Company and Column (the “Column Contribution Agreement”), and (ii) all of the interests in certain corporations and limited liability companies (collectively, the “Participating Companies”), which Participating Companies own, directly or indirectly, all of the membership interests in WDLLC other than the Column Interest (collectively, together with the Column Interest, the “Company Interests”) pursuant to that certain Contribution Agreement, dated as of October 29, 2010 (the “Walker Contribution Agreement,” and, together with the Column Contribution Agreement, the “Contribution Agreements”), by and among the Company, Mallory Walker, Taylor Walker, William Walker, Howard S. Smith III, Richard Warner, Donna Mighty, Michael Yavinsky, Edward Hermes, and Deborah Wilson (each of the foregoing individuals and Column, a “Contributor,” and collectively, the “Contributors”).

B.                                     Concurrently with or immediately upon the completion of the Formation Transactions, the Company will close its proposed initial public offering (the “Public Offering”) of shares of its common stock, par value $0.01 per share (the “Common Shares”), which Public Offering includes the sale of Common Shares by Mallory Walker and Taylor Walker as selling stockholders.

C.                                     Pursuant to the Contribution Agreements, the Contributors will transfer the Company Interests to the Company in exchange for such number of Common Shares as set forth in the Contribution Agreements, on the terms and subject to the conditions set forth therein.

D.                                    Certain of the Contributors (the “Pledging Contributors”) have previously granted to the Collateral Agent and the Lenders security interests (the “Existing Pledges”) in certain of their respective Company Interests and related rights and proceeds (collectively, the “Pledged Interests”) pursuant to the Security Documents listed on Exhibit A attached hereto (collectively, the “Existing Pledge Documents”).

E.                                      The Formation Transactions and the Public Offering are prohibited by various provisions of, or otherwise, without the consent of the Administrative Agent, the Collateral Agent, and the Lenders, could constitute a Default or Event of Default under, the Credit Agreement and other Loan Documents. The Loan Parties therefore have requested that the

Administrative Agent, the Collateral Agent, and the Lenders consent to the Formation Transactions and the Public Offering, and agree to amend the Credit Agreement as set forth in this Agreement.

F.                                      The Administrative Agent, the Collateral Agent, and the Lenders have agreed to the requests of the Obligor Group, but only on, and subject to, the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the agreements of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Defined Terms Incorporated into Credit Agreement.  From and after the Effective Date (as hereafter defined), defined terms used in this Agreement (including the Recitals) shall have the same meanings in the Credit Agreement and other Loan Documents as in this Agreement, as the context shall require, and the Credit Agreement and other Loan Documents shall be deemed amended as of the Effective Date to accomplish the foregoing without the need to add each such term, or any of them, to the Credit Agreement pursuant to Section 3 hereof or otherwise.

2.                                       Consents.  On and subject to the terms and conditions set forth in this Agreement, as of the Effective Date, the Administrative Agent, the Collateral Agent, and the Lenders hereby consent to each of the following transactions and events, and waive any prior requirement to provide notice in connection with the matters described in subsections (b) and (c) below:

(a)                                  The Formation Transactions, Public Offering and any Changes of Control that may result therefrom under Sections (a), (b), (c), (d), and (i) of the definition of Changes of Control set forth in the Credit Agreement (as in effect immediately prior to the Effective Date).

(b)                                 The Investments by WDLLC resulting in each of Green Park Express, LLC and W&D Balanced Real Estate Fund I GP, LLC (collectively, the “W&D Subsidiaries”) becoming direct wholly-owned Subsidiaries of WDLLC, as such Investments have been described by and on behalf of WDLLC to the Administrative Agent and the Lenders, and waive any Event of Default under Sections 5.13 and 7.02 of the Credit Agreement which may have resulted from such Investments up to the Effective Date; provided, however (i) no Investments shall be made in, nor funds of any kind made available by any member of the Obligor Group, the Company, or any Affiliate to, or for the benefit or account of, either of the W&D Subsidiaries after the date of this Agreement (whether or not the Effective Date occurs), and (ii) for the purposes of the Credit Agreement, including, without limitation for the determination of compliance with the financial covenants set forth in Section 7.14 of the Credit Agreement, both of the W&D Subsidiaries, including WDLLC’s Investment therein and all related income and expenses, shall be disregarded as Subsidiaries of WDLLC and excluded from all financial statements and reports of WDLLC and any other member of the Obligor Group and the Company.

(c)                                  The change in name of W&D, Inc. (formerly known as Walker & Dunlop, Inc.), and waive any Event of Default under Sections 6.11 and 7.13 of the Credit Agreement which may have resulted from such name change up to the Effective Date.

3.                                       Continuation, Consolidation, and Amendments of Existing Pledges; Additional Pledges.  The Pledged Interests, upon contribution by the Pledging Contributors to the Company, shall continue to be subject to the Existing Pledges, provided, however, that the Company shall become the pledgor; it being understood that the Common Shares to be issued to the Contributors in consideration for the Company Interests, as applicable, shall not be subject to any pledge, lien, encumbrance, or claim by the Administrative Agent, the Collateral Agent, or the Lenders in connection with the Obligations and the Administrative Agent, the Collateral Agent, and, as of the Effective Date, the Lenders hereby release any security interest that any of them may have in such Common Shares under the Existing Pledge Documents and other Loan Documents.  As of the Effective Date (a) the Existing Pledge Documents shall be consolidated, amended, and restated pursuant to an Amended, Restated and Consolidated Ownership Interest Pledge and Security Agreement between the Company and the Collateral Agent, and consented to by applicable members of the Obligor Group, to be in substantially the form of the Existing Pledged Documents, modified to conform to and reflect the Formation Transactions (the “Replacement Pledge Agreement”), (b) pursuant to the Replacement Pledge Agreement, the Company shall grant to the Collateral Agent, to secure the Obligations, a security interest in the ownership interests in W&D, Inc., and all proceeds thereof and related rights, being contributed to the Company pursuant to the Walker Contribution Agreement to the extent not previously pledged to the Collateral Agent pursuant to the Existing Pledge Documents (the “Additional Pledged Interests”) so that all of the Company Interests, including all related rights and proceeds thereof, shall be subject to a first priority perfected security interest in favor of the Collateral Agent, and (c) the Collateral Agent is authorized to file such Uniform Commercial Code financing statements and amendments as it deems appropriate to perfect and further perfect its security interest in all of the Company Interests, and all proceeds thereof and related rights, and to reflect all of the foregoing.

4.                                       Amendment to Credit Agreement.  Effective as of the Effective Date, the Credit Agreement is hereby amended as follows (with all existing provisions of the Credit Agreement, as amended to the date hereof, to remain in effect until the Effective Date, or, if the Effective Date does not occur, to continue in effect in accordance with the terms thereof unless and until otherwise amended, modified, or waived):

(a)                                  Section 1.01 of the Credit Agreement is amended as follows:

(i)                                     The definitions set forth therein of the following terms are deleted in their entirety, and replaced with the following:

“Change of Control” means an event or series of events by which:

(a)                                  Multifamily Inc., GP and Borrower shall cease to collectively and directly own and Control, legally and beneficially (free and clear of all Liens other than those in favor of the Collateral Agent and the Lenders), 100% of all the issued and outstanding Equity Interests in Green Park;

(b)                                 GP shall cease to be the managing general partner of Green Park;

(c)                                  The Company, WD, Green Park, and Walker & Dunlop II LLC shall cease to collectively and directly own and Control, legally and beneficially (free and clear of all Liens other than those in favor of the Collateral Agent and the Lenders), 100% of all the issued and outstanding Common Units or other voting Equity Interests issued by WDLLC, or otherwise shall cease to collectively and directly Control WDLLC;

(d)                                 both Principals cease to be (i) members of the board of directors of the Company, or (ii) actively involved in the management of the Loan Parties and their Subsidiaries (including WDLLC) to the same extent as on the Closing Date, except in the case of both of the preceding clauses (i) and (ii), due to the Principals’ death or disability, provided, however, in such instance, any replacement of such Principals shall be subject to approval in writing by the Administrative Agent, in its sole discretion, within 60 days of such death or disability;

(e)                                  any Person (other than the Company or a Subsidiary of the Company pursuant to the Formation Transactions or the Public Offering or any other Loan Party) or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, (i) a controlling influence over the management or policies of any Loan Party (other than the Company or through the Company) or of WDLLC (other than through the Company), or (ii) Control over the Equity Interests of any Loan Party (other than the Company or through the Company) or of WDLLC (other than through the Company), taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right;

(f)                                    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, and including any two or more Persons acting in concert) other than stockholders of the Company and their affiliates immediately preceding the Public Offering, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition thereof (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of, or acquires control over, Common Shares of the Company (or other securities convertible into such Common Shares) representing twenty percent (20%) or more of all Common Shares of the Company on a fully diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right); or

(g)                                 during any period of 12 consecutive months following the closing of the Public Offering, a majority of the members of the board of directors of the Company cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board, or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Operating Agreement” means the Amended and Restated Operating Agreement of WDLLC dated as of January 30, 2009 (a) from and after the Second Amendment Effective Date, as amended to such date, and (b) from and after the consummation of the Formation Transactions and the Public Offering, as amended pursuant to Amendment No. 4 thereto, to be dated as of the date of such consummation and to be in the form thereof approved by the Administrative Agent.

“WD” means W&D, Inc., a Delaware corporation, formerly known as Walker & Dunlop, Inc.

(ii)                                  The following term is hereby added in the proper alphabetical order:

“Company” means Walker & Dunlop, Inc., a Maryland corporation, which was formed for the purposes of the Formation Transactions and the Public Offering.

(b)                                 Section 7.02 of the Credit Agreement is hereby amended by adding the following text at the end thereof:

“Other than the Company, as contemplated by the Formation Transactions and pursuant to the Public Offering and thereafter, issue or sell Equity Interests.”

(c)                                  Section 7.05 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“7.05                  Dispositions.  Make any Disposition (including, without limitation, of any Servicing Contracts) or enter into any agreement to make any Disposition, except Dispositions of sub-servicing from one Loan Party to another Loan Party or a Subsidiary thereof, or from one Subsidiary to another Subsidiary or from a Subsidiary to a Loan Party (provided the Administrative Agent has been given prior written notice thereof and copies of all such sub-servicing agreements).”

(d)                                 Section 7.06 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“7.06                  Restricted Payments; Restricted Distributions.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or make any Restricted Distribution except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

“(a)                            Each Loan Party, Green Park and each of their respective Subsidiaries, and WDLLC may make Restricted Payments to any other Loan Party, Green Park and each of their respective Subsidiaries, and WDLLC with respect to Indebtedness incurred in accordance with Section 7.09(a), and Green Park and WDLLC (i) may make Restricted Distributions to the holders of their respective Equity Interests in accordance with the Transaction Documents, as in effect on the Closing Date or, from and after the Second Amendment Effective Date, as in effect on the Second Amendment Effective Date, as applicable, and (ii) in any event may from time to time make Restricted Distributions to be simultaneously used to pay, directly to the Administrative Agent, any outstanding principal amount of the Loan, or any accrued interest thereon;

“(b)                            Any Loan Party shall be permitted to make any payment related to the repurchase prior to the Effective Date of any Equity Interest in such Loan Party owned by a Minority Holder pursuant to any agreement between such Loan Party and such Minority Holder;

“(c)                            Any Loan Party or Green Park shall be permitted to make salary and bonus payments to any employee, if any, including without limitation, Principals and other holders of Equity Interests in any Loan Parties, subject to Sections 7.06(c) and 7.09(b);

“(d)                            WD shall be permitted to make certain interest payments in respect of each Additional Distribution Subordinated Note outstanding on the Closing Date, pursuant to the terms and subject to the conditions set forth in any such Additional Distribution Subordinated Note; and

“(e)                            Multifamily, WD and GP shall be permitted to make certain interest payments in respect of each subordinated promissory note outstanding on the Closing Date issued to a Principal in connection with a repurchase of any Equity Interests held by such Principal that is permitted under a Loan Document.”

(e)                                  Section 7.09(b) of the Credit Agreement is hereby deleted in its entirety.

(f)                                    Section 7.14(a) of the Credit Agreement is hereby amended by adding the following text immediately following the period at the end of the grammatical paragraph thereof (and before the table):

“For the purposes of calculating WDLLC’s Adjusted Tangible Net Worth at any time, there shall be eliminated the effect of any Investment made in it from and after the Effective Date (including, without limitation, from or using the proceeds of the Public Offering).”

5.                                       Joinder of Company as a Guarantor.  As of the Effective Date, the Company hereby joins the Credit Agreement as a Guarantor, jointly and severally with the other Guarantors, and accepts, adopts, and assumes each and every provision of the Credit Agreement and of every other Loan Document applicable to Guarantors, jointly and severally with all other Guarantors, including, without limitation, Sections 11.01 through and including 11.05 of the Credit Agreement, each of which is hereby incorporated herein by reference as if set forth herein at length.  From and after the Effective Date, the term “Guarantor” (and therefore the term “Loan Party”) as used in the Credit Agreement shall include the Company.

6.                                       Conditions Precedent.  This Agreement shall be effective upon the satisfaction, or written waiver by the Administrative Agent, of the following conditions and any other conditions set forth in this Agreement, by no later than 3:00 p.m. (Boston time) on the earlier of (x) December 31, 2010, and (y) the date of the consummation of the Formation Transactions (other than the Public Offering), as such date may be extended in writing by the Administrative Agent, in its sole discretion (with the date, if at all, by which such conditions have been satisfied or waived being referred to herein as, the “Effective Date”), failing which the agreements of the Agents and the Lenders under this Agreement and all related documents shall be null and void at the option of the Administrative Agent:

(a)                                  The Administrative Agent’s receipt of the following, each to be in form and substance satisfactory to the Administrative Agent:

(i)                                     This Agreement, duly executed by each member of the Obligor Group, the Company, the Administrative Agent, the Collateral Agent, and the Lenders.

(ii)                                  The Replacement Pledge Agreement, duly executed by all parties thereto.

(iii)                               Such certificates of resolutions or other actions, incumbency certificates and/or other certificates of Responsible Officers of each member of the Obligor Group and of the Company as the Administrative Agent may require evidencing (A) the authority of each member of the Obligor Group and of the Company to enter into this Agreement and the other documents to be executed and delivered in connection herewith to which such Person is a party or is to be a party, and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party.

(iv)                              Copies of the Organization Documents of each member of the Obligor Group, the Company, Green Park Express, LLC, and W&D Balanced Real Fund I GP, LLC, each as amended and in effect as of the consummation of the Formation Transactions, and each certified by an appropriate Responsible Officer thereof.

(v)                                 Consolidated financial statements of the Company, giving pro forma effect to the Formation Transactions and the Public Offering, in the form included in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission in connection with the Public Offering (the “Registration Statement”), and a pro forma Compliance Certificate of WDLLC for and as of the end of the Fiscal Quarter ending immediately prior to the Effective Date.

(vi)                              Such financial and other information concerning Green Park Express, LLC, and W&D Balanced Real Estate Fund I GP, LLC, as Administrative Agent shall request with reasonable prior written notice.

(vii)                           Complete and correct copies of the Contribution Agreements (including all exhibits and schedules thereto), and of all other documents, instruments, and agreements executed and delivered in connection therewith and the closings thereunder (collectively, the “Formation Transaction Documents”).

(viii)                        Such other documents as the Administrative Agent, the Collateral Agent, or a Lender reasonably may require, duly executed and delivered.

(b)                                 No Formation Transaction Document shall have been terminated, whether in accordance with, or in breach of, the terms thereof,  and no Formation Transaction shall have been terminated or withdrawn, whether or not in accordance with, or in breach of any Formation Transaction Document (with any of the foregoing occurrences being referred to in this Agreement as a “Termination Event”).

(c)                                  No Default or Event of Default shall have occurred and be continuing.

(d)                                 The representations and warranties of each member of the Obligor Group and of the Company contained in this Agreement or in any document, instrument, or agreement delivered or to be delivered in connection with this Agreement (i) shall have been true and correct in all material respects on the date that such representations and warranties were made, and (ii) shall be true and correct in all material respects on the Effective Date as if made on and as of such date.

(e)                                  All required third party and Governmental Authority consents, waivers, approvals, and authorizations to the Formation Transactions and this Agreement shall have been obtained or waived, and copies of such consents, waivers, approvals, and authorizations have been provided to the Administrative Agent.

(f)                                    The closing of the Formation Transactions in accordance with the Contribution Agreements, without modification or waiver (except as shall have been disclosed in writing to, and approved in writing by, the Administrative Agent prior to the Effective Date), shall have occurred on the Effective Date either (i) simultaneously with the effectiveness of this Agreement, or (ii) if all other conditions to such closing have been satisfied, immediately subsequent to the effectiveness of this Agreement (as a condition subsequent to such effectiveness).

(g)                                 The Existing Pledged Interests and the Additional Pledged Interests shall be free and clear of all Liens, other than those in favor of the Collateral Agent.

(h)                                 The Borrower shall have paid to the Credit Agent, to be shared equally by the Lenders, a fully earned, non-refundable fee in the amount of $10,000.00.

(i)                                     The Borrower shall have paid all of the reasonable out of pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and disbursements) of the Agents and the Lenders incurred in connection with this Agreement, the Replacement Pledge Agreement, all other documents in connection herewith, and the matters addressed in and contemplated by this Agreement

7.                                       Obligor Group Acknowledgments and Agreements.  Each member of the Obligor Group and the Company acknowledge, confirm and agree that:

(a)                                  Except as provided herein, the terms and conditions of the Credit Agreement and the other Loan Documents (each as previously amended to the date hereof) remain in full force and effect, and each hereby ratifies, confirms and reaffirms all and singular of the terms and conditions of the Credit Agreement and the other Loan Documents applicable to such Person.

(b)                                 By granting the consents set forth in Section 1 hereof, the Agents and the Lenders are not consenting to any other or subsequent amendment to, modification or waiver of any other provisions of, or to the strict application of all applicable provisions of, the Credit Agreement and the other Loan Documents, notwithstanding any description or disclosure of any contemplated, planned, or anticipated future transactions, events, or occurrences, including, without limitation, lines of business or products, the use of the proceeds of the Public Offering, or Indebtedness to be incurred, whether described or disclosed in the Registration Statement, any other public filings, or any materials furnished to the Administrative Agent or any Lender, or described or disclosed in any conversation with representatives of the Administrative Agent or any Lender.

(c)                                  This Agreement constitutes, and the Replacement Pledge Agreement will constitute, a Loan Document.

(d)                                 Such Person has no defenses, set offs or counterclaims with respect to any of its obligations to the Administrative Agent, the Collateral Agent, or the Lenders, and hereby, as of the date hereof and as of the Effective Date, releases, waives, and forever relinquishes all claims, demands, obligations, liabilities, and causes of action whatever kind or nature, whether known or unknown, which it has or may have as of the date hereof and as of the Effective Date against the Administrative Agent, the Collateral Agent, and/or any of the Lenders, or their respective affiliates, officers, directors, employees, agents, attorneys, independent contractors, and predecessors, together with their successors and assigns, directly or indirectly arising out of or based upon any matter connected with the Credit Agreement or other Loan Documents, or the administration thereof or the obligations created thereby.

(e)                                  From and after the date of this Agreement, they will keep the Administrative Agent and the Lenders fully informed relative to the Formation Transactions on a timely basis, and will provide the Administrative Agent and the Lenders with drafts of all relevant documents as available.  Unless specifically otherwise stated in writing, in no event shall the Agents or any Lender be deemed to have approved, endorsed, or consented or acquiesced to, any matter described in or contemplated by any documents or other materials or information from time to time furnished to them, by its or their review thereof.

8.                                       Representations and Warranties.  Each member of the Obligor Group and the Company represents and warrants as follows:

(a)                                  After giving effect hereto, no Default or Event of Default exists as of the date such Person executes this Agreement, nor will a Default or Event of Default exist as of the Effective Date.

(b)                                 Except as set forth in Schedule 5.13 hereto, the representations and warranties made by, or with respect to, each such Person in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof as if remade herein, and such representations and warranties, and those made by such Person in this Agreement, and in any documents, instruments, or agreements to be delivered in connection with this Agreement will be true and correct as of the Effective Date after giving effect to this Agreement, except as to (i) matters which speak to a specific date, and (ii) changes in the ordinary course to the extent permitted and contemplated by the Credit Agreement.

(c)                                  Each such Person: (i) has the power and authority and legal right to execute and deliver this Agreement and the documents, instruments, or agreements to be delivered by such Person in connection with this Agreement, and to perform its obligations thereunder and consummate the transactions contemplated thereby, and (ii) has taken, or will have taken, any necessary action to authorize the execution, delivery, and performance of this Agreement and the documents, instruments, or agreements to be delivered in connection with this Agreement.  The individual executing and delivering this Agreement and the documents, instruments, or agreements to be delivered in connection with this Agreement on behalf of such Person is, or will be at the time of such execution and delivery, duly authorized to do so.

(d)                                 This Agreement has been, and the documents, instruments, or agreements to be delivered by such Person in connection with this Agreement will be, duly executed and delivered on behalf of such Person and constitutes, or when executed and delivered will be, the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

(e)                                  Except as set forth on Schedule 1 annexed to this Agreement, no consents, waivers, approvals, and authorizations of any third parties or Governmental Authorities (other than those required solely in connection with the Public Offering) are required to be obtained by such Person in connection with the execution, delivery, and performance of this Agreement and the Formation Transactions, and all of such consents, waivers, approvals, and authorizations (including those required in connection with the Public Offering) will be obtained on or prior to the Effective Date.

(f)                                    All written information with respect to the Formation Transactions furnished to the Agents by or on behalf of the Company was, and will be, at the time the same were or are so furnished, complete and correct in all material respects, or will subsequently supplemented by other written information, to the extent necessary to give the Agents and Lenders a true and accurate knowledge of the subject matter of each of them in relation to the Formation Transactions.  To the knowledge of each member of the Obligor Group and of the Company, the representations and warranties made by any party to either of the Contribution Agreements, other than such Person, are true, correct and complete.  The representations and warranties of the Company set forth in the Contribution agreements are, and will be on the Effective Date, true, correct and complete, except (i) matters which speak to a specific date, and (ii) changes specifically permitted and contemplated by the Credit Agreement.

(g)                                 All pro forma financial information (other than projections) provided on behalf of the Company reflecting the consummation of the Formation Transactions present fairly in all material respects the pro forma financial condition of the Obligor Group and of the Company as at the specified dates, and any projections included therein, were prepared by management of the Company and of WDLLC in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of their delivery.

(h)                                 None of the Obligor Group or the Company, nor any of their respective Subsidiaries has any interest in any corporation, limited liability company, partnership or other entity (whether or not consolidated with such Person) as of the hereof, except as disclosed on the organizational chart attached hereto as Exhibit B, nor will any of them have any such interests after giving effect to the closing of the Formation Transactions, except as disclosed on the organizational chart attached hereto as Exhibit C.

9.                                       Termination Event.  In the event of any Termination Event, the agreements of the Agents and the Lenders hereunder may be terminated immediately by the Administrative Agent, by notice given to the Obligor Group and the Company, and thereafter such agreements shall be null and void and of no force or effect.  Such termination shall not affect the acknowledgements and agreements of the Obligor Group and the Company under this Agreement.

10.                                 Miscellaneous.

(a)                                  The Borrower shall promptly pay upon receipt of an invoice or statement therefor the reasonable attorneys’ fees and expenses and disbursements incurred by the Agents and the Lenders in connection with this Agreement.

(b)                                 The terms and provisions of this Agreement shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and the documents related thereto and, except as expressly modified by this Agreement, the terms and provisions of the Credit Agreement and such other documents are ratified and confirmed and shall continue in full force and effect.

(c)                                  This Agreement shall be governed in accordance with the internal laws of the Commonwealth of Massachusetts (without regard to conflict of laws principles) as an instrument under seal.

(d)                                 This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.  Signatures transmitted electronically (including by fax or e-mail) shall have the same legal effect as originals, but each party nevertheless shall deliver original signed counterparts of this Agreement to each other party if so requested by such other party.

(e)           This Agreement, together with the documents, instruments, and agreements executed and delivered, and to be executed and delivered, in connection herewith, constitute the complete agreement among the Obligor Group, the Company, and the Credit Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter, and may not be modified, altered, or amended except in accordance with the Credit Agreement.

(f)            Time is of the essence with respect to all aspects of this Agreement.

(g)           Prior to the Effective Date, the Collateral Agent shall deliver to the transfer agent acting as such in connection with the Public Offering stock certificates evidencing ownership of Participating Companies pledged in favor of the Collateral Agent under the Existing Pledge Agreements (the “Existing Pledged Shares Certificates”), to be held by the transfer agent in escrow pursuant to a satisfactory escrow agreement.  Upon the delivery to transfer agent (on behalf of the Collateral Agent pursuant to such escrow agreement) of stock certificates reflecting ownership of the Participating Companies by the Company, the Collateral Agent shall instruct the transfer agent to release the Existing Pledged Share Certificates to the Company for cancellation and reissuance in accordance with the Formation Transactions.

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Executed as a sealed instrument as of the date first above written.

GPF ACQUISITION, LLC

By:	Walker & Dunlop GP, LLC, its Managing Member

	By:	/s/William M. Walker
	Name:	William M. Walker
	Title:	Managing Member

WALKER & DUNLOP MULTIFAMILY, INC.

	By:	/s/William M. Walker
	Name:	William M. Walker
	Title:	President and Chief Executive Officer

WALKER & DUNLOP GP, LLC

	By:	/s/William M. Walker
	Name:	William M. Walker
	Title:	Managing Member

GREEN PARK FINANCIAL LIMITED PARTNERSHIP

By:	Walker & Dunlop GP, LLC, its Managing General Partner

	By:	/s/William M. Walker
	Name:	William M. Walker
	Title:	Managing Member

W&D, INC. (f/k/a Walker & Dunlop, Inc.)

	By:	/s/William M. Walker
	Name:	William M. Walker
	Title:	President and Chief Executive Officer

WALKER & DUNLOP, INC.

	By:	/s/William M. Walker
	Name:	William M. Walker
	Title:	President and Chief Executive Officer

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WALKER & DUNLOP, LLC

By:	/s/William M. Walker
Name:	William M. Walker
Title:	President and Chief Executive Officer

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, and a Lender

By:	/s/ Jane E. Huntington
Name:	Jane E. Huntington
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, successor to NATIONAL CITY BANK, as a Lender

By:	/s/ Terri Wyde
Name:	Terri Wyde
Title:	Senior Vice President

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EXHIBIT A

Existing Pledge Agreements from Contributors:

1.                                       Ownership Interest Pledge and Security Agreement dated October 31, 2006 by and between Mallory Walker, Taylor S. Walker, William M. Walker and Howard W. Smith, III, individually and collectively as “Pledgor”, and Bank of America, N.A. as “Collateral Agent” with respect to certain equity interests in Walker & Dunlop, Inc.

2.                                       Ownership Interest Pledge and Security Agreement dated October 31, 2006 by and between Mallory Walker, Taylor S. Walker, William M. Walker, Walker  & Dunlop GP, LLC, and Howard W. Smith, III, individually and collectively as “Pledgor”, and Bank of America, N.A. as “Collateral Agent” with respect to certain equity interests in GPF Acquisition, LLC, as amended by (i) that certain Amendment No. 1 to Ownership Interests Pledge and Security Agreement dated December 14, 2006 and effective November 15, 2006, (ii) that certain Amendment No. 2 to Ownership Interests Pledge and Security Agreement dated February 28, 2007 and effective January 1, 2007, and (iii) that certain Amendment No. 3 to Ownership Interests Pledge and Security Agreement dated June 15, 2008

3.                                       Ownership Interest Pledge and Security Agreement dated October 31, 2006 by and between Mallory Walker and William M. Walker, individually and collectively as “Pledgor”, and Bank of America, N.A. as “Collateral Agent” with respect to certain equity interests in Walker & Dunlop GP, LLC

4.                                       Ownership Interest Pledge and Security Agreement dated October 31, 2006 by and between Mallory Walker, Taylor S. Walker, William M. Walker, and Howard W. Smith, III, individually and collectively as “Pledgor”, and Bank of America, N.A. as “Collateral Agent” with respect to certain equity interests in Walker & Dunlop Multifamily, Inc.

5.                                       Ownership Interests Pledge and Security Agreement dated December 14, 2006 and effective November 15, 2006 by and between Donna Mighty as “Pledgor” and Bank of America, N.A. as “Collateral Agent” with respect to certain equity interests in GPF Acquisition, LLC, as amended by (i) that certain Amendment No. 1 to Ownership Interests Pledge and Security Agreement dated February 28, 2007 and effective January 1, 2007, and (ii) that certain No. 2 to Ownership Interests Pledge and Security Agreement dated June 15, 2008

6.                                       Ownership Interests Pledge and Security Agreement dated December 14, 2006 and effective November 15, 2006 by and between Richard C. Warner as “Pledgor” and Bank of America, N.A. as “Collateral Agent” with respect to certain equity interests in GPF Acquisition, LLC, as amended by (i) that certain Amendment No. 1 to Ownership Interests Pledge and Security Agreement dated February 28, 2007 and effective January 1, 2007, and (ii) that certain No. 2 to Ownership Interests Pledge and Security Agreement dated June 15, 2008

7.                                       Ownership Interests Pledge and Security Agreement effective July 8, 2008 by and between Deborah Anne Wilson as “Pledgor” and Bank of America, N.A. as “Collateral Agent” with respect to certain equity interests in GPF Acquisition, LLC

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8.                                       Ownership Interests Pledge and Security Agreement dated January 30, 2009 by and between Column Guaranteed LLC as “Pledgor” and Bank of America, N.A. as “Collateral Agent” with respect to certain equity interests in Walker & Dunlop, LLC

Other Existing Pledge Agreements Not Being Contributed and Remaining Outstanding:

9.                                       Ownership Interests Pledge and Security Agreement dated January 30, 2009 by and between Walker & Dunlop, Inc. as “Pledgor” and Bank of America, N.A. as “Collateral Agent” with respect to certain equity interests in Walker & Dunlop, LLC

10.                                 Ownership Interests Pledge and Security Agreement dated January 30, 2009 by and between Walker & Dunlop II, LLC as “Pledgor” and Bank of America, N.A. as “Collateral Agent” with respect to certain equity interests in Walker & Dunlop, LLC

11.                                 Ownership Interests Pledge and Security Agreement dated January 30, 2009 by and between Green Park Financial Limited Partnership as “Pledgor” and Bank of America, N.A. as “Collateral Agent” with respect to certain equity interests in Walker & Dunlop, LLC

12.                                 Ownership Interests Pledge and Security Agreement dated January 30, 2009 by and between  GPF Acquisition, LLC as “Pledgor” and Bank of America, N.A. as “Collateral Agent” with respect to certain equity interests in Green Park Financial Limited Partnership

13.                                 Ownership Interests Pledge and Security Agreement dated January 30, 2009 by and between  Walker & Dunlop GP, LLC as “Pledgor” and Bank of America, N.A. as “Collateral Agent” with respect to certain equity interests in Green Park Financial Limited Partnership

14.                                 Ownership Interests Pledge and Security Agreement dated January 30, 2009 by and between Walker & Dunlop Multifamily, Inc. as “Pledgor” and Bank of America, N.A. as “Collateral Agent” with respect to certain equity interests in Green Park Financial Limited Partnership

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Schedule 1

Required Consents

Amended and Restated Warehousing Credit and Security Agreement, dated as of October 15, 2009, by and among Walker & Dunlop, LLC, a Delaware limited liability company, Bank of America, N.A., a national banking association, as Administrative Agent, and the Lenders set forth therein, as amended.

Amended and Restated Credit Agreement, dated as of January 30, 2009, by and among GPF Acquisition, LLC, a Delaware limited liability company, Walker & Dunlop Multifamily, Inc., a Delaware corporation, Walker & Dunlop GP, LLC, a Delaware limited liability company, Green Park Financial Limited Partnership, a District of Columbia limited partnership, W&D, Inc., a Delaware corporation, Walker & Dunlop, LLC, a Delaware limited liability company, Bank of America, N.A., a national banking association, as Administrative Agent and Collateral Agent, and the Lenders set forth therein, as amended.

Schedule 5.13

Subsidiaries

Loan Party	Subsidiary Name	Jurisdiction	Equity Interest
Walker & Dunlop, LLC	Green Park Express, LLC	Delaware	100%
Walker & Dunlop, LLC	W&D Balanced Real Estate Fund I GP, LLC	Delaware	100%